EXHIBIT 10.15
NOTE: THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR AN ACCEPTANCE OF AN OFFER TO PURCHASE OR SELL. THIS DOCUMENT SHALL NOT BE BINDING ON ANY PERSON OR ENTITY UNTIL IT IS DULY EXECUTED BY AND DELIVERED TO EACH PARTY TO THIS DOCUMENT.
PURCHASE AND SALE AGREEMENT
(STB College Square Branch)
     THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of the Effective Date (as defined below), between SUNTRUST BANK, a Georgia banking corporation (the “Seller”), and HOME FEDERAL HOLDINGS CORPORATION, a Georgia corporation (the “Purchaser”), provides:
     THAT for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:
     1. Purchase and Sale.
          (a) Property; Purchase Price. The Seller agrees to sell and the Purchaser agrees to purchase that certain property located in Hall County, Georgia, with a street address of 3626 Mundy Mill Road, Gainesville, Georgia 30504, and being more particularly described on Exhibit A attached hereto, together with any existing improvements located thereon and any easement rights appurtenant thereto (collectively, the “Property”), for the purchase price of $1,903,000 (the “Purchase Price”) and in accordance with the other terms and conditions set forth in this Agreement. The parties hereto acknowledge and agree that the Property is being purchased in gross and not by the acre.
          (b) Personal Property. The purchase and sale of the Property hereunder shall include the purchase and sale of the Seller’s right, title and interest in and to the furniture, trade fixtures, equipment and other personal property located on the Property on the Effective Date (the “Personal Property”).
     2. Payment of Purchase Price. The Purchase Price shall be paid to the Seller in the following manner:
          (a) Deposit. The Purchaser shall, upon the Purchaser’s execution of this Agreement, pay to Lawyers Title Insurance Corporation, as escrow agent (the “Escrow Agent”), an earnest money deposit of $190,300 (the “Deposit”), which Deposit shall be held in an interest bearing account. Simultaneously with the Purchaser’s execution of this Agreement, the Escrow Agent shall execute the Consent of Escrow Agent attached hereto to acknowledge the Escrow

Agent’s receipt of the Deposit. The Deposit (together with all accrued interest thereon) shall be (i) delivered to the Seller and applied toward the Purchase Price in the event Closing (as hereinafter defined) occurs hereunder, or (ii) returned to the Purchaser pursuant to Sections 5, 10, 12(b) or 13 hereof in the event this Agreement is terminated as provided therein, or (iii) delivered to and retained by the Seller pursuant to Section 12(a) hereof in the event the Purchaser defaults hereunder.
          (b) Balance of Purchase Price. The Purchaser shall pay the balance of the Purchase Price, as adjusted pursuant to Section 9 hereof, to the Seller at Closing in cash by making a wire transfer of immediately available federal funds to an account at a financial institution designated in writing by the Seller.
     3. Seller’s Representations, Warranties and Covenants. The Seller hereby represents, warrants and covenants that this Agreement has been duly authorized, executed and delivered by all necessary action on the part of the Seller, constitutes the valid and binding agreement of the Seller and is enforceable in accordance with its terms.
     4. Purchaser’s Representations, Warranties and Covenants. The Purchaser hereby makes the following representations, warranties and covenants:
          (a) Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by all necessary action on the part of the Purchaser, constitutes the valid and binding agreement of the Purchaser and is enforceable in accordance with its terms.
          (b) ACCEPTANCE OF PROPERTY. THE PURCHASER ACKNOWLEDGES AND AGREES THAT (i) THE PURCHASER IS PURCHASING THE PROPERTY “AS IS, WHERE IS,” WITH ANY EXISTING DEFECTS (EITHER LATENT OR PATENT) AND IN ITS CONDITION (ENVIRONMENTAL AND OTHERWISE) AT CLOSING, (ii) THE SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, THE OPERATIONS OF THE PROPERTY, THE ENVIRONMENTAL CONDITION OR OTHER PHYSICAL CONDITION OF THE PROPERTY, THE PROPERTY’S FITNESS FOR A PARTICULAR PURPOSE OR THE MERCHANTABILITY OF THE PROPERTY, OR THE COMPLETENESS OR ACCURACY OF ANY INFORMATION FURNISHED OR MADE AVAILABLE TO THE PURCHASER OR OTHERWISE OBTAINED BY THE PURCHASER FROM ANY SOURCE, WHICH ARE NOT EXPRESSLY SET FORTH HEREIN, AND (iii) IN ENTERING INTO THIS AGREEMENT, THE PURCHASER HAS NOT BEEN INDUCED BY, AND HAS NOT RELIED UPON, ANY REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY THE SELLER OR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT THE SELLER, WHICH ARE NOT EXPRESSLY SET FORTH HEREIN. INSTEAD, THE PURCHASER’S DECISION TO PURCHASE THE PROPERTY SHALL BE BASED SOLELY

UPON THE PURCHASER’S OWN EXAMINATION AND INSPECTION OF THE PROPERTY.
          (c) Indemnity; Restoration. The Purchaser agrees to (i) indemnify, defend and hold the Seller harmless from and against any injury, loss, damage or expense (including reasonable attorneys’ fees and expenses) caused directly or indirectly by the inspection, examination, testing and investigation of the Property by the Purchaser and the Purchaser’s employees, agents and contractors and other undertakings of the Purchaser and the Purchaser’s employees, agents and contractors under this Agreement, and (ii) restore the Property to the condition in which it existed immediately prior to the Purchaser’s entry thereon. This section shall survive the delivery of the Deed (as hereinafter defined) and any termination of this Agreement.
          (d) Insurance. Before any entry upon the Property, the Purchaser shall, at the Purchaser’s expense, provide and maintain, or cause the Purchaser’s contractors to provide and maintain, workers’ compensation insurance, to the extent required under the workers’ compensation law of the jurisdiction in which the Property is located, and commercial general liability insurance, all in form and with coverage limits reasonably satisfactory to the Seller and with insurance companies authorized to do business in the jurisdiction in which the Property is located. The Purchaser’s commercial general liability insurance shall specifically extend to and include the indemnity agreement set forth herein. Prior to the commencement of entry by the Purchaser, the Purchaser shall furnish sufficient certificates of such insurance to the Seller, which certificates shall provide that such insurance shall not be canceled or changed until at least thirty (30) days’ prior written notice is given to the Seller and shall name the Seller as an additional insured thereunder.
          (e) Restrictive Covenants. The Purchaser covenants and agrees with the Seller that for a period commencing upon the Effective Date and expiring on November 6, 2008 (i) the Property shall not be used by the Purchaser or anyone claiming by, through or under the Purchaser as a commercial bank, savings bank, saving and loan association, trust company, credit union, mortgage loan production office, automated teller machine or such other use offering the same or similar financial services (collectively, “Financial Institution”) and (ii) the Purchaser shall not advertise, nor permit any prospective tenant or other user to advertise, in any media the present or future use of the Property as a Financial Institution.
          (f) Purchaser’s Title Insurance Commitment. Prior to the expiration of the Study Period (as hereinafter defined), the Purchaser shall provide to the Seller, at no cost or expense to the Seller, a copy of the Purchaser’s commitment for title insurance with respect to the Property. The Property shall be conveyed to the Purchaser at Closing based upon the legal description(s) contained in the Seller’s vesting deed(s) as modified by any out-conveyances prior to the Effective Date, subject to review and approval by the Seller’s counsel.
          (g) Exclusion from Sale. The Purchaser acknowledges and agrees that the sale of the Property under this Agreement shall not include any loans, deposits or other financial assets, or client, customer or employee information or proprietary data, associated with the Seller’s operation of the former branch bank on the Property.

          (h) Relationship to Seller’s Parent Corporation. The Purchaser hereby represents and warrants to the Seller that neither the Purchaser nor any of its directors, managers, officers, employees, members, partners, shareholders, trustees or any other person having an ownership interest in the Purchaser is a (i) director, (ii) officer (as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended), (iii) beneficial owner, directly or indirectly, of more than 10% of any class or form of equity securities or other equity interests or (iv) affiliate (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of SunTrust Banks, Inc. on the Effective Date or the Closing Date.
          (i) Encumbrances; Mechanics’ Liens. The Purchaser agrees to (i) remove, bond or otherwise dispose of, within fifteen (15) calendar days after the filing thereof, any encumbrance, claim or lien (including mechanics’ liens) which may arise or be filed against or having an effect upon the Property caused by the inspection, examination, testing and investigation of the Property by the Purchaser and the Purchaser’s employees, agents and contractors, and (ii) indemnify, defend and hold the Seller harmless against all loss or damage, including but not limited to all expenses, costs and reasonable attorneys’ fees which may arise out of the Purchaser’s failure to so remove, bond or otherwise dispose of any such encumbrance, claim or lien. This section shall survive the delivery of the Deed and any termination of this Agreement.
     5. Conditions Precedent. The Purchaser’s obligation to purchase the Property under this Agreement is subject to the satisfaction or waiver of the following conditions precedent:
          (a) Study Period. The Purchaser shall have until 5:00 p.m. local Atlanta, Georgia time on the forty-fifth (45th) calendar day after the Effective Date of this Agreement (the “Study Period”) within which to conduct and complete, at the Purchaser’s sole expense, all inspections, investigations, examinations of title, surveys, testing and undertakings with respect to the Property that the Purchaser desires in the sole discretion of the Purchaser. During the Study Period, the Purchaser shall have the right to enter upon the Property, at the Purchaser’s sole risk and in compliance with all applicable laws, for the purpose of performing the foregoing inspections and investigations. Notwithstanding the foregoing, no invasive inspections, testing or investigations (e.g., Phase II Environmental Site Assessment or geotechnical soil borings) shall be conducted without the Seller’s prior written approval. All inspections and investigations shall be performed at reasonable times and the Purchaser shall be accompanied by a representative of the Seller if the Seller so desires. The Seller shall not be obligated to correct, remedy or cure any condition or characteristic of the Property revealed by such inspections or investigations, including but not limited to any environmental contamination. If the results of any such inspection or investigation are deemed unsatisfactory in the Purchaser’s sole discretion, then the Purchaser may terminate this Agreement by providing written notice thereof to the Seller prior to the expiration of the Study Period, in which event the Deposit shall be returned to the Purchaser and neither party shall have any further rights or obligations hereunder, except as expressly provided herein. If the Purchaser fails to so terminate this Agreement prior to the expiration of the Study Period, the Purchaser shall be deemed to have waived such right and shall proceed to Closing in accordance with the terms of this Agreement.

          (b) Title Examination. The Purchaser shall have until the expiration of the Study Period, at the Purchaser’s sole expense, to obtain a title examination of the Property and an owner’s title insurance commitment, in form and substance, and issued by a title insurance company, acceptable to the Purchaser and subject only to those exceptions to title to the Property the Purchaser agrees to accept. If the Purchaser is not satisfied with the state of title to the Property, the Purchaser shall notify the Seller of such title objections in writing prior to the expiration of the Study Period. Any such notice shall specify the matter to which the Purchaser objects and the curative action required by the Purchaser (an “Objection”). If the Seller does not agree in writing to attempt to cure any Objection raised by the Purchaser (which the Seller shall not be obligated to do), then the Purchaser may terminate this Agreement by providing written notice thereof to the Seller prior to the expiration of the Study Period, in which event the Deposit shall be returned to the Purchaser and neither party shall have any further rights or obligations hereunder, except as expressly provided herein. If (i) the Purchaser fails to so notify the Seller of any Objection or (ii) the Purchaser notifies the Seller of an Objection, the Seller does not agree in writing to attempt to cure such Objection and the Purchaser fails to terminate this Agreement prior to the expiration of the Study Period, then, in either event, the Purchaser shall be deemed to have waived any such Objection and shall proceed to Closing without any reduction in the Purchase Price, in which event the Property will be conveyed to the Purchaser subject to such Objection. In the event the Seller agrees in writing to attempt to cure any Objection, the Seller shall have the right to extend the Closing Date for up to sixty (60) calendar days and Closing shall occur on the day that is ten (10) calendar days after the Seller notifies the Purchaser in writing that the Seller has cured the Objection, TIME BEING OF THE ESSENCE. If the Seller undertakes in writing to attempt to cure any Objection but the Seller is unable or becomes unwilling to incur the expense or other liability required to cure such Objection at or prior to Closing, the Seller shall so notify the Purchaser in writing and the Purchaser’s sole recourse shall be either to (A) terminate this Agreement by providing written notice thereof to the Seller, in which event the Deposit shall be returned to the Purchaser and neither party shall have any further rights or obligations hereunder, except as expressly provided herein, or (B) waive such Objection and proceed to Closing without any reduction in the Purchase Price, in which event the Property will be conveyed to the Purchaser subject to such Objection. For purposes of this Agreement, “Permitted Title Exceptions” shall be all applicable laws including zoning, building ordinances and land use regulations, all easements, restrictions, covenants, agreements, conditions or other matters to which the Purchaser fails to object or that the Purchaser waives pursuant to the terms of this Section 5(b), the restrictive covenants set forth in Section 4(e), all encroachments and other matters that may be revealed by a survey or inspection of the Property, and the lien of real estate taxes, taxes imposed by special assessment and water, sewer, vault, public space and other public charges not yet due and payable.
     6. Closing. Closing of the purchase and sale of the Property pursuant to this Agreement (“Closing”) shall be held at the offices of the Seller’s attorney in Atlanta, Georgia, or at such other location that is reasonably acceptable to the parties hereto, no later than thirty (30) calendar days after the expiration of the Study Period, subject to extension as expressly provided herein, TIME BEING OF THE ESSENCE. For purposes hereof, the term “Closing Date” shall be the date upon which Closing occurs under this Agreement. Closing shall be conducted in escrow by the Purchaser’s title insurance company, or such other person or entity that is reasonably acceptable to the parties hereto, as settlement agent, and prior to the Closing Date hereunder, each party shall deliver in escrow to such settlement agent all moneys and documents required to be delivered at Closing hereunder.
     7. Seller’s Deliveries. At Closing, the Seller shall prepare, execute and deliver to the Purchaser (i) a limited warranty deed in the form and substance attached hereto as Exhibit B (the “Deed”) conveying title to the Property to the Purchaser subject to the Permitted Title Exceptions, (ii) all necessary information for IRS Form 1099-S, (iii) an affidavit as to nonforeign status of the Seller, (iv) an affidavit of seller’s residence under O.C.G.A. Section 48-7-128, (v) a seller’s title affidavit in the form and substance attached hereto as Exhibit C, (vi) an affidavit regarding commercial real estate brokers, (vii) a bill of sale in the form and substance attached hereto as Exhibit D with respect to the Personal Property, and (viii) a settlement statement prepared by the settlement agent and approved by the Seller and the Purchaser for the transaction contemplated by this Agreement (the “Settlement Statement”).
     8. Purchaser’s Deliveries. At Closing, the Purchaser shall pay to the Seller the portion of the Purchase Price described in Section 2(b) hereof and execute and deliver to the Seller a counterpart of the Settlement Statement.
     9. Closing Costs; Prorations. The Seller shall pay the cost of preparing the Deed, the Georgia transfer tax on the Deed and the Seller’s attorneys’ fees. The Purchaser shall pay all other costs of Closing including, without limitation, the cost of any title examinations and title insurance premium, the cost of any surveys, inspections and investigations, the other Georgia recordation fees on the Deed, the Purchaser’s attorneys’ fees and settlement costs. Real estate taxes, assessments, rent and utilities, if any, shall be prorated as of the Closing Date and shall thereafter be assumed and paid by the Purchaser.
     10. Risk of Loss. The risk of any loss or damage to the Property prior to Closing shall remain upon the Seller except as otherwise expressly provided herein. In the event any loss or damage occurs prior to Closing (other than ordinary wear and tear) and the Seller is unable or unwilling to repair such loss or damage as soon as practicable after the occurrence thereof, then either party may terminate this Agreement by providing written notice thereof to the other within seven (7) calendar days after the occurrence of such loss or damage (or if such period of seven (7) calendar days would extend beyond the Closing Date set forth herein, the Closing Date shall be extended until the date that is two (2) business days after the expiration of such seven (7) calendar day period, TIME BEING Of THE ESSENCE), in which event the Deposit shall be returned to the Purchaser and thereafter neither party shall have any further rights or obligations hereunder, except as expressly provided herein. If neither party elects to so terminate this Agreement, the parties shall proceed to Closing without any reduction in the Purchase Price and the Purchaser shall receive an assignment at Closing of any insurance proceeds that may be payable as a result of such loss or damage (expressly excluding any insurance proceeds relating to the interruption of the Seller’s business operations or loss or damage to the Seller’s personal property).
     11. Brokers. Each party represents and warrants that it has not engaged the services of or dealt with any broker, salesperson or other person or entity who may claim a commission or other payment in conjunction with this Agreement. Each party hereto agrees to indemnify, defend and hold the other party harmless from and against all loss, claims, costs and expenses (including reasonable attorneys’ fees) caused by a breach of the foregoing representation. This section shall survive Closing and the delivery of the Deed and any termination of this Agreement.
     12. Default.
          (a) By Purchaser. If the Purchaser defaults in performing any of the Purchaser’s obligations under this Agreement (material or otherwise), the Escrow Agent shall deliver the Deposit to the Seller and the Seller shall have the right to retain the Deposit and shall have all other rights and remedies available at law or in equity as a result of such default including, without limitation, specific performance of the Purchaser’s obligations hereunder and recovery of the Seller’s reasonable attorneys’ fees and expenses.
          (b) By Seller. If the Seller defaults in performing any of the Seller’s obligations under this Agreement (and provided the Purchaser has performed, in all material respects, all covenants, duties, agreements or obligations of the Purchaser hereunder upon which such covenant, duty, agreement or obligation of the Seller is dependent), the Purchaser’s sole and exclusive remedy shall be either to (i) terminate this Agreement by providing written notice thereof to the Seller and receive a refund of the Deposit, in which event neither party shall have any further rights or obligations hereunder, except as expressly provided herein, or (ii) seek specific performance of the Seller’s obligation to convey title to the Property hereunder, which remedy may not be exercised by the Purchaser more than sixty (60) calendar days after such default by the Seller. The Purchaser hereby expressly waives any right the Purchaser may have to any damages (compensatory, consequential, punitive or otherwise) as a result of such default by the Seller.
     13. Condemnation. If a substantial part of the Property (as defined below) is taken prior to Closing pursuant to eminent domain proceedings (or private purchase in lieu thereof), or the Seller has received written notice of an intent to condemn such part of the Property from the condemning authority, then either party may terminate this Agreement by providing written notice thereof to the other party within seven (7) calendar days after the date of such taking or receipt of such notice thereof (or, if such period of seven (7) calendar days would extend beyond the Closing Date set forth herein, the Closing Date shall be extended until the date that is two (2) business days after the expiration of such seven (7) calendar day period, TIME BEING OF THE ESSENCE). If neither party elects to so terminate this Agreement, the parties shall proceed to Closing with an adjustment in the Purchase Price equal to any condemnation award or payment actually received by the Seller. If the Seller does not receive such award or payment by the Closing Date, the Seller shall assign all of the Seller’s right, title and interest in such award or payment to the Purchaser at Closing without an adjustment to the Purchase Price. For purposes of this section, “substantial part of the Property” means that portion of the Property that, if taken pursuant to eminent domain proceedings (or private purchase in lieu thereof), would have a material adverse effect upon the Purchaser’s intended use of the Property for commercial purpose. If either party elects to terminate this Agreement as provided in this section, the Deposit shall be refunded to the Purchaser and neither party shall have any further rights or obligations hereunder, except as expressly provided herein.

     14. Miscellaneous Provisions.
          (a) Time of Essence. TIME IS OF THE ESSENCE WITH RESPECT TO EVERY PROVISION OF THIS AGREEMENT WHETHER OR NOT THIS STATEMENT IS INCLUDED WITHIN EACH SUCH PROVISION.
          (b) Study Materials. In the event this Agreement is terminated for any reason, the Purchaser shall, within seven (7) calendar days thereafter, deliver to the Seller, at no cost and without representation or warranty, the results of all tests, studies, examinations and investigations that the Purchaser caused to be performed with respect to the Property and, until the same have been received by the Seller, the Deposit shall not be returned to the Purchaser.
          (c) Notices. All notices shall be in writing and sent by hand delivery, electronic mail or facsimile transmission, overnight delivery service or certified mail, return receipt requested, to the following addresses:

If to Seller:	SunTrust Bank
303 Peachtree Center Avenue, Suite 670
Atlanta, Georgia 30303
Attn: James K. Culton
Facsimile: (404) 827-6572
Email: james.culton@suntrust.com

If to	Home Federal Holdings Corporation
Purchaser:	4271 Mundy Mill Road
Oakwood, Georgia 30566
Attn: Clyde A. McArthur
Facsimile: (770) 538-5016
Email: cmcarthur@homefedonline.com
Notices shall be deemed received (i) if hand delivered, when received, (ii) if given by electronic mail or facsimile, when transmitted to the email address or facsimile number specified above during normal business hours and confirmation of complete receipt is received during normal business hours (provided a copy of the same is sent by overnight delivery service on the same day), (iii) if given by overnight delivery service, the first business day after being sent prepaid by such overnight delivery service, or (iv) if given by certified mail, return receipt requested, postage prepaid, two (2) days after posting with the United States Postal Service. Either party may change its address by notifying the other party in a manner described above.
          (d) Assignment. This Agreement may not be assigned by the Purchaser without the Seller’s prior written consent, which may be withheld in the Seller’s sole discretion, In the event of any assignment of the Purchaser’s rights hereunder, the Purchaser shall remain fully liable for the performance of the Purchaser’s obligation under this Agreement notwithstanding such assignment.

          (e) Entire Agreement; Construction; Survival. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, written or oral. This Agreement may be modified only by a written instrument duly executed by the Seller and the Purchaser. Each provision contained in this Agreement shall be severable from all other provisions hereof and the invalidity of any such provision shall not affect the enforceability of the other provisions of this Agreement. This Agreement shall be construed, performed and enforced under the laws of the jurisdiction in which the Property is located. Except as provided in Section 14(d), this Agreement shall bind and inure to the benefit of the patties hereto and their respective heirs, personal representatives, successors and assigns. In the event the defined term “Purchaser” comprises more than one person or entity, each person or entity constituting the Purchaser shall be jointly and severally liable for all of the obligations of the Purchaser hereunder. This Agreement shall survive Closing and the delivery of the Deed hereunder. Neither this Agreement nor any memorandum of this Agreement may be recorded. IN THE EVENT OF ANY LEGAL PROCEEDINGS BETWEEN THE PARTIES ARISING OUT OF THIS AGREEMENT, EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY.
          (f) Confidentiality. The Purchaser agrees that the terms of this Agreement and all information related to or obtained by the Purchaser, the Purchaser’s officers, employees, agents and contractors pertaining to the Property shall be kept confidential prior to Closing and after any termination of this Agreement.
          (g) Counterparts; Delivery. This Agreement may be executed in counterparts by the parties. It is not necessary that the signatures of the parties appear on the same counterpart or counterparts. All counterparts shall collectively constitute a single agreement. Executed counterparts of this Agreement may be delivered by electronic mail or facsimile transmission.
          (h) Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday, or legal holiday. Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not business days.
          (i) No Rules of Construction; Nature of Waivers; Effect of Closing. The Seller and the Purchaser have each been represented by counsel in the negotiation and execution of this Agreement; therefore, this Agreement shall be deemed to be drafted jointly by the Seller and the Purchaser, and no rule of construction shall be invoked respecting the authorship of this Agreement. The Seller and the Purchaser each hereby acknowledges, represents and warrants that it is not in a disparate bargaining position with respect to the other party in connection with the transaction contemplated hereby and that the Seller and the Purchaser freely and fairly agreed to the waivers and conditions contained in this Agreement as part of the negotiation and execution of this Agreement. If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions except as set forth in a written document executed by both parties in connection with Closing.
          (j) Cooperation in Possible Like-Kind Exchange. The Purchaser agrees to cooperate with the Seller if the Seller attempts to effect a like-kind exchange under Section 1031 of the Internal Revenue Code in connection with the sale of the Property.
          (k) OFAC Disclosure. The Purchaser represents and warrants to the Seller (i) that neither the Purchaser nor any person or entity that directly or indirectly owns any interest in the Purchaser nor any of its officers, directors or managing members is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC” of the U.S. Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, but not limited to, Executive Order 13224 (the “Executive Order”) signed on September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that the Purchaser’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that so long as this Agreement is in full force and effect, the Purchaser shall comply with the Executive Order and with the Money Laundering Act.
          (l) Independent Consideration. If the Purchaser is entitled to have the Deposit returned to it pursuant to any provision of this Agreement, then a portion of the Deposit in the amount of $100.00 shall nevertheless be paid to the Seller as good and sufficient consideration for entering into this Agreement. In addition, the Seller and the Purchaser acknowledge and agree that the Purchaser will devote internal resources and incur expenses in evaluating the Property and the Seller will devote internal resources and incur expenses in connection with this Agreement, and that such efforts and expenses of the Seller and the Purchaser also constitute good, valuable and sufficient consideration for this Agreement.
          (m) Effective Date. For purposes of this Agreement, the term “Effective Date” shall be the last date on which this Agreement has been fully executed on behalf of the Seller and the Purchaser as indicated by the dates adjacent to the signatures of the parties set forth below.
          (n) Automatic Termination. This Agreement shall automatically terminate and become null and void in the event this Agreement has not been executed on behalf of the Purchaser and the Escrow Agent and returned to the Seller no later than 5:00 p.m local Atlanta, Georgia time on Friday, September 5, 2008, TIME BEING OF THE ESSENCE.
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     IN WITNESS WHEREOF, the Seller and the Purchaser have executed or caused this Agreement to be executed on their behalf by their duly authorized representatives as of the dates indicated below.

SELLER: SUNTRUST BANK, a Georgia banking corporation
Date: 9/2/08	By:	/s/ James K. Culton
James K. Culton
First Vice President

Federal Tax ID No: 58-0466330 PURCHASER: HOME FEDERAL HOLDINGS CORPORATION, a Georgia corporation
Date: August 28, 2008	By:	/s/ Clyde A. McArthur

	Title:	President

Federal Tax ID No: 26-1822378

CONSENT OF ESCROW AGENT
     The undersigned executes this Agreement for the purpose of (i) acknowledging receipt of the Deposit and (ii) agreeing to hold and disburse the Deposit strictly in accordance with the terms and provisions of this Agreement.

LAWYERS TITLE INSURANCE CORPORATION
Date:	By:	/s/ Carol L. Sorensen

	Title:	Vice President

EXHIBIT A
Description of the Property
All that tract or parcel of land lying and being in Land Lot 28 of the 8th Land District, Hall County, Georgia, and being more fully shown on survey prepared by Henry Grady Jarrard, Registered Surveyor, dated October 28, 1970, being more particularly described as follows:
BEGINNING at an iron pin corner on the northeasterly right of way of Relocated Mundy’s Mill Road, which beginning corner is the southwest corner of Pinedale Subdivision; and running thence from said beginning comer along the south line of the Pinedale Subdivision north 67 degrees 13 minutes east 1,345.71 feet to an iron pin comer; thence running south 30 degrees 08 minutes west 719.17 feet to an iron pin corner; thence running south 52 degrees 17 minutes west 599 65 feet to a concrete right of way marker on the northeasterly right of way of relocated Mundy’s Mill Road; thence following the right of way of said road north 43 degrees 30 minutes west 468.28 feet to a concrete right of way marker; thence continuing along the road right of way north 32 degrees 58 minutes west 152.54 feet to the POINT OF BEGINNING.

EXHIBIT B

[Space above this line for recorder’s office]
After recording, return to:
LIMITED WARRANTY DEED
     THIS INDENTURE, made as of the                     day of                     , 2008, between SUNTRUST BANK, a Georgia banking corporation, successor by merger to HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF GAINESVILLE (the “Grantor”), and                                         , a                                         (the “Grantee”) (the words “Grantor” and “Grantee” to include their respective heirs, legal representatives, successors and assigns where the context requires or permits);
WITNESSETH:
     THAT the Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency whereof are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does hereby grant, bargain, sell, alien, convey and confirm unto the Grantee, subject to the matters described herein, that certain tract or parcel of land lying and being in Hall County, Georgia, and more particularly described on Exhibit A attached hereto (the “Land”);
     TOGETHER WITH all buildings, structures and improvements thereon and all rights, members, easements and appurtenances appertaining to the Land and all right, title and interest of the Grantor in and to public alleys, streets and rights-of-way adjacent to or abutting the Land (the Land, together with the foregoing, is hereinafter referred to as the “Property”);
     PROVIDED THAT the Property is conveyed subject to all easements, restrictions, covenants, agreements, conditions and other matters of record that lawfully affect the Property or any part thereof and all encroachments and other matters that may be revealed by a survey or inspection of the Property;
     TO HAVE AND TO HOLD the Property with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in anywise appertaining to the only proper use, benefit and behoof of the Grantee forever, subject to the matters described herein; and
     AND the Grantor will warrant and forever defend the right and title to the Property unto the Grantee against the claims of all persons whomsoever claiming by, through or under the Grantor; except for the matters set forth herein.

     IN WITNESS WHEREOF, the Grantor has caused this Indenture to be signed, sealed and delivered on its behalf by its duly authorized representative as of the date set forth above.

Signed, sealed and
delivered on the day
of , 2008, in the	SUNTRUST BANK
presence of:

By:

Witness

Title:

[SEAL]
Notary Public
Notary Registration No.:
My Commission Expires:
[NOTARIAL SEAL]

EXHIBIT C
SELLER’S TITLE AFFIDAVIT
     Personally appeared before me SUNTRUST BANK, a Georgia banking corporation (the “Seller”), who, being duly sworn according to law, deposes and says on oath:
     1. The Seller is the owner of the property described on Exhibit A attached hereto (the “Property”);
     2. No improvements or repairs have been made upon the Property by the Seller during the ninety-five (95) days immediately preceding the date hereof, or, in the event such improvements or repairs have been made by the Seller, that they are completed and that all costs incurred in connection therewith have been fully paid;
     3. There are no outstanding bills incurred by the Seller for labor, services and/or materials used in making any such improvements or repairs on the Property, or for services of architects, surveyors or engineers in connection therewith;
     4. There are no pending lawsuits or bankruptcies against the Seller that could in any way affect title to or possession of the Property;
     5. That, to the actual knowledge of the Seller, there are no persons or parties in possession of the Property other than the Seller or anyone claiming under it; and
     6. This Affidavit is made with the knowledge that it will be relied upon by                                          Title Insurance Company to insure title to the Property. No other person or entity shall have the right to rely upon this Affidavit nor shall any such other person have any claim or cause of action against the Seller based upon the statements contained herein.

     IN WITNESS WHEREOF, the Seller has caused this Affidavit to be signed, sealed and delivered on its behalf by its duly authorized representative as of the date set forth above.

Signed, sealed and
delivered on the day
of , 2008, in the	SUNTRUST BANK
presence of:

By:

Witness

Title:

[SEAL]
Notary Public
Notary Registration No :
My Commission Expires:
[NOTARIAL SEAL]

EXHIBIT D
BILL OF SALE
     THIS BILL OF SALE, dated as of the      day of                     , 2008, by and between SUNTRUST BANK, a Georgia banking corporation (the “Seller”), and                                                             , a                       (the “Purchaser”), provides:
     THAT for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) paid by the Purchaser to the Seller contemporaneously with the execution hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, subject to the matters described herein, hereby grants, bargains, sells, assigns, transfers, sets over and delivers to the Purchaser all of the right, title and interest of the Seller in and to the furniture, trade fixtures, equipment and other personal property located on that certain property situated at 3626 Mundy Mill Road, Gainesville, Georgia as of the date hereof (the “Personal Property”)
     This Bill of Sale shall be binding upon the parties to this Bill of Sale and their respective heirs, personal representatives, successors and assigns.
     THE SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WHETHER OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE AS TO ANY ITEM OF PERSONAL PROPERTY CONVEYED HEREUNDER EXCEPT AS EXPRESSLY SET FORTH HEREIN. THE PURCHASER HAS MADE AND RELIED UPON ITS OWN INSPECTION OF THE PERSONAL PROPERTY AND ACCEPTS IT IN “AS IS, WHERE IS” CONDITION.
     IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed on its behalf by its duly authorized representative as of the date set forth above.

SUNTRUST BANK, a Georgia banking corporation

By:

Title:

19